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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 4, 2001


                                 CEPHALON, INC.
                 (Exact Name of Registrant as Specified in Charter)


      Delaware                     0-19119                23-2484489
   (State or Other            (Commission File         (I.R.S. Employer
   Jurisdiction of                 Number)            Identification No.)
   Incorporation)



        145 Brandywine Parkway
            West Chester, PA                                  19380
(Address of Principal Executive Offices)                    (Zip Code)


       Registrant"s telephone number, including area code: (610) 344-0200


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(c)   Exhibits.

99.1 Certain information that will be disclosed by the Company in a proposed private placement of convertible subordinated notes.

99.2  Rule 135c Press Release

ITEM 9. REGULATION FD DISCLOSURE

      We announced today that we intend to raise $300 million, subject to market and other conditions, and excluding proceeds from the exercise of any option granted to the initial purchasers, through an offering of convertible subordinated notes. We expect to use the net proceeds of the offering to fund a portion of the purchase price of our previously announced acquisition of the French pharmaceutical company Group Lafon. The notes will be offered only to qualified institutional buyers in reliance upon Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), through the initial purchasers of the notes.

      The notes will be convertible at any time into Cephalon's common stock at a premium of not less than 10% to the market price of the common stock at the execution of the definitive purchase agreement. The notes will rank equally with Cephalon's other convertible subordinated notes currently outstanding and will be junior to the Company's senior indebtedness.

      The notes and the common stock issuable upon conversion of the notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Cephalon expects to subsequently file a registration statement under the Securities Act to register the notes and the common stock issuable upon conversion of the notes.

      In connection with the offering of the notes, we anticipate disclosing to prospective purchasers of the notes certain information. We have elected to provide certain of this information in this Current Report on Form 8-K as
Exhibit 99.1 for informational purposes. None of the information contained in this Form 8-K or the exhibit hereto should be deemed to be filed under the Securities Exchange Act of 1934 or incorporated by reference into any other filings we have made or may make pursuant to the Securities Act of 1933 or into any other documents unless such portion of this Current Report on Form 8-K is expressly and specifically identified in such filing as being incorporated by reference therein.

      No assurance can be made that the private placement of convertible subordinated notes will be completed.

      The convertible subordinated notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption
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from the registration requirements. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer or sale would be unlawful.
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                           FORWARD-LOOKING STATEMENTS

     Our disclosure and analysis in this report contains some forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "hope," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include, among others, statements about:

     - our ability to consummate the Lafon acquisition;

     - the impact of the Lafon acquisition on our business, operations, and financial condition and performance;

     - our sales, EBITDA and earnings per share projections for 2002, including the impact on such measures as a result of the acquisition of the Group Lafon business;

     - the accuracy, completeness or reliability of the financial information supplied to us by Group Lafon; and

     - other statements regarding matters that are not historical facts or statements of current condition.

     Any or all of our forward-looking statements in this report may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Therefore, you should not place undue reliance on any such forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others:

     - the various conditions to closing the Lafon acquisition;

     - our ability to integrate the Group Lafon operations into our business to achieve synergies following integration; and

     - the existence of material adjustments to the Group Lafon financial information contained herein or other changes to information concerning Group Lafon and the impact of its acquisition on us upon completion of the audit of the consolidated financial statements.

     We do not intend to update publicly any forward-looking statement, except as required by law. Risks that we anticipate are discussed in more detail in the section entitled "Risk Factors."





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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CEPHALON, INC.
                                          (Registrant)


                                          By  /s/ J. Kevin Buchi
                                             -----------------------------------
                                                J. Kevin Buchi
                                                Chief Financial Officer


Dated:  December 4, 2001
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                                  EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------
99.1                  Certain information that will be disclosed by the Company in a proposed private placement of convertible subordinated notes.

99.2                  Rule 135c Press Release